                                                         Chase Manhattan Bank

American Skandia Advisor Funds, Inc.
One Corporate Drive
Shelton, CT 06484

Re:  Foreign Custody Manager Delegation Amendment
     --------------------------------------------

Dear Sirs:

Reference is made to the Custody  Agreement  dated as of May 29, 1997,  (the  "Agreement")  by and between The Chase Manhattan Bank (as successor by operation of law to Morgan Stanley Trust Company)  ("Custodian") and the American Skandia Advisor Funds,  Inc.  ("Client")
for the  safekeeping  of  securities  and cash  ("Foreign  Assets")  received by the  Custodian  for the account of the Client.  Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings.

         1. In addition to the duties of the Custodian  under the Agreement,  with respect to Foreign Assets in such  jurisdictions  as the Client and the Custodian  shall agree from time to time,  the Client hereby  delegates to the Custodian,  and the Custodian  hereby accepts  and  assumes,  the  following  duties of a "Foreign  Custody  Manager"  as set forth in Rule 17f-5  ("rule  17f-5")  under the
Investment Company Act of 1940, as amended ("1940 Act"):

         a.       selecting  Eligible Foreign  Custodians (as that term is defined in rule  17f-5(a)(1)),  having first determined that
         Foreign  Assets  placed  and  maintained  in the  safekeeping  of each such  Eligible  Foreign  Custodian  will be  subject to reasonable care, based on the standards  applicable to custodians in the relevant market,  after having considered all factors relevant  to the  safekeeping  of such  Foreign  Assets,  including,  without  limitation,  those  factors  set  forth in rule
         17f-5(c)(1)(i)-(iv);

         b.       determining  that the written  contract  with each Eligible  Foreign  Custodian  requires  that the Eligible  Foreign
         Custodian  will provide  reasonable  care for Foreign  Assets based on the standards  applicable to custodians in the relevant market (as provided in rule  17f-5(c)(1))  and entering  into written  contracts  with such  Eligible  Foreign  Custodians  in accordance with Rule 17f-5 (c)(2); and

         c.       establishing a system for monitoring the  appropriateness  of both  maintaining the Foreign Assets with each Eligible
         Foreign  Custodian and the performance of the custody contract with such Eligible  Foreign  Custodians,  it being  understood, however,  that if an Eligible  Foreign  Custodian in a given country no longer affords  reasonable  care to the Foreign Assets and that no other  Eligible  Foreign  Custodian in that country would afford  reasonable  care or otherwise  does not meet the requirements  of rule 17f-5,  Custodian shall promptly so advise Client and foreign assets will be withdrawn from the Eligible
         Foreign Custodian as soon as reasonably practicable.  .

For purposes of clarity,  it is understood and agreed that Custodian  shall not be responsible  for any Foreign Custody Manager duties, including but not limited to those described in a., b. and c. above, with respect to any securities depository.

         2. In acting as a Foreign Custody  Manager,  the Custodian shall exercise  reasonable  care,  prudence and diligence such as a person having responsibility for the safekeeping of fund Foreign Assets.

         3. The  Custodian  shall provide the Board of Directors of the Client with written  quarterly  reports for use at the Client's quarterly Board of Directors  meetings  regarding the placement of the Foreign Assets with a particular  Eligible Foreign Custodian and of any material changein the arrangements with any Eligible Foreign Custodian holding any Foreign Assets.

         4. In acting as a Foreign  Custody  Manager,  the Custodian  shall not supervise,  recommend or advise the Client  relative to the investment,  purchase,  sale,  retention or disposition of any Foreign Assets in any country,  including with respect to prevailing country risks.  At Client's  request,  Custodian shall provide to Client such  information  relating to country risk as is specified in
Appendix 1 hereto or as may otherwise be required  under Rule 17f-5.  Client  hereby  acknowledges  that:  such  information  is solely designed to inform  Client of market  conditions  and  procedures  and is not intended as a  recommendation  to invest or not invest in particular markets.

         5. (a) The Client  represents  that it: (i) has the  authority  and power to  delegate to the  Custodian  the duties set forth herein,  (ii) has taken all requisite  action  (corporate or otherwise) to authorize the execution and delivery of this Amendment,  and
(iii) the Foreign Assets being placed and  maintained in  Custodian's  custody is subject to the 1940 Act, and (iv) its Board (or other governing  body) has  determined  that it is  reasonable  to rely on  Custodian to perform as Client's  Foreign  Custody  Manager.  (b)
Custodian  represents that it: (i) is a U.S. Bank (as defined in rule  17f-5(a)(7),  and (ii) has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this Amendment.

         6. (a) In addition to the duties of the Custodian  under the  Agreement,  the Custodian  shall,  as required by SEC rule 17f-7 of the 1940 Act,  provide an analysis of the custody risks  associated with  maintaining the Client's Foreign Assets with each Eligible
Securities  Depository  used by the  Custodian and at which any Foreign  Assets of the Client are held or are expected to be held.  The foregoing  analysis  will be provided to Customer at the  Custodian's  Website.  In  connection  with the  foregoing,  the Client shall notify the  Custodian  of any  Eligible  Securities  Depositories  at which it does not choose to have its  Foreign  Assets  held.  The
Custodian shall monitor the custody risks associated with maintaining the Client's Foreign Assets with each such Eligible
Securities  Depository on a continuing  basis and shall promptly notify the Client or its investment  adviser of any material change in such risks in accordance with Section  (a)(1)(i)(B) of Rule 17f-7. This  notification will be in the form of Network  Management Market flash e-mails sent to the client or its investment adviser.

         (b) If a custody  arrangement  with an Eligible  Securities  Depository no longer meets the  requirements  of Rule 17f-7,  the
Custodian shall promptly so advise Client and Foreign Assets will be withdrawn from the depository as soon as reasonably practicable.

         (c) The Custodian shall exercise reasonable care, prudence and diligence in performing  the requirements of Rule 17f-7.

         (d) Based on the  information  available to it in the exercise of diligence,  the Custodian  shall  determine the  eligibility under rule 17f-7 of each  depository  before  including  it on Appendix B hereto and shall  promptly  advise the Client if any Eligible
Securities Depository ceases to be eligible.

7.  Section 2 of the Agreement is hereby deleted and replaced with the following:

         Foreign  Property may be placed and  maintained  by Custodian on behalf of Client:  (i) in custody and deposit  accounts  that have been  established  by the  Custodian  with one or more  Eligible  Foreign  Custodians as listed on Exhibit A, and as such
         Exhibit  may be amended  from time to time by the  Custodian  by  written  notice to the Client  (the  "Subcustodians"),  (ii)
         through the facilities of the securities  depositories (which shall be Eligible Securities  Depositories on and after the date of compliance with rule 17f-7 and shall be "securities  depositories"  as defined in  (a)(1)(ii)-(iii)  of the 1997 amendments to rule 17f-5  until such time)  listed on  Exhibit B hereto  (except  that a  "securities  depository"  as used  herein  when referring  to a  securities  depository  located  in the U.S.  shall  mean a  "securities  depository"  as defined in SEC rule
         17f-4(a)),  which are hereby  authorized  in respect of the markets in which  foreign  Property is currently  held,  and (iii)
         through the facilities of securities  depositories  listed on Exhibit B in respect of the markets in which foreign Property is not currently  held and as to  depositories  added to such Exhibit from time to time by the Custodian on written notice to the
         Client,  but as to both  such  types of  depositories  only  upon  Authorized  Instructions  (and  which  shall  have the same definitions as in (ii) above).  At the request of Client,  Custodian  may, but need not, add to Exhibit A an Eligible  Foreign
         Custodian  that is a bank where  Custodian has not acted as Foreign  Custody  Manager with respect to the  selection  thereof.
         Custodian  shall notify Client in the event that it elects to add any such entity.  For purposes of the  liability  provisions of the Agreement, the term Subcustodian shall not include any entity so added.

         8. Except as expressly  amended  hereby,  all terms and provisions of the Agreement are and shall continue to be in full force and effect.  This  Amendment  shall be construed in accordance  with the laws of the State of New York,  without regard to its conflict of laws  principles.  This Amendment may be executed by one or both of the parties hereto in any number of separate  counterparts,  and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

The Chase Manhattan Bank

By:      _________________________________
Name:    Paul Larkin
Title:     Vice President

Agreed and accepted:

American Skandia Advisor Funds, Inc.

By:      ________________________________
Name:
Title:
Date:

                                                              Appendix 1

                                                  Information Regarding Country Risk
                                                  ----------------------------------

1. To aid Client in its  determinations  regarding  Country  Risk,  Custodian  shall furnish  annually and upon the initial  placing of
Foreign Assets into a country the following information:

         A        Opinions of local counsel concerning:

                  i.       Whether  applicable  foreign law would restrict the access afforded Client's  independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

                  ii.      Whether  applicable  foreign law would  restrict the Client's  ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

                  iii.     Whether  applicable  foreign law would  restrict the Client's  ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

                  i.       The likelihood of expropriation, nationalization, freezes, or confiscation of Client's assets.

                  ii.      Whether  difficulties  in  converting  Client's cash and cash  equivalents  to U.S.  dollars are  reasonably foreseeable.

         C.       A market report with respect to the following topics: (i) securities regulatory  environment,  (ii) foreign ownership restrictions,  (iii) foreign exchange,  (iv) securities  settlement and registration,  (v) taxation,  and (vi) securities  depositories
(including securities depository evaluation).

2.  Custodian shall furnish the following additional information on an as needed basis:

         Market flashes, including with respect to changes in the information in market reports.